Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 153 to the Registration Statement on Form N–1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund and Fidelity Advisor Emerging Asia Fund of our reports dated December 13, 2024; Fidelity Advisor Overseas Fund, Fidelity Advisor Global Capital Appreciation Fund, and Fidelity Advisor Value Leaders Fund of our reports dated December 16, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended October 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 19, 2024